Exhibit 99.1

DESTRON FEARING CORPORATION TO BE ACQUIRED BY ALLFLEX USA, INC. FOR $25 MILLION

SO. ST. PAUL, MN – May 9, 2011 – Digital Angel Corporation (OTCBB: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, announced today that it has entered into a definitive agreement with Allflex USA, Inc. to sell its animal identification business, Destron Fearing Corporation, for a purchase price of $25 million.
The cash deal is subject to the satisfaction of customary closing conditions, including approval by the holders of a majority of the outstanding shares of Digital Angel Corporation. Closing adjustments, payment of debt and accrued liabilities, escrowed funds and the value of assumed liabilities will reduce the proceeds received from this transaction.
“After exploring all available alternatives and reviewing a number of scenarios with AgriCaptial Corporation, an investment bank hired to evaluate the value of the business and advise the Board of Directors on its strategic options, it was determined that selling Destron Fearing was the best solution to maximize the value of the business for Digital Angel’s stockholders and provide the best opportunity for Destron Fearing employees, partners, and customers,” said Joe Grillo, Chief Executive Officer of Digital Angel Corporation.
Additional information will be available in Form 8-K that Digital Angel will file with the Securities and Exchange commissions within four business days.
A stockholder meeting and vote is expected to be scheduled in June 2011.
About Destron Fearing Corporation and Digital Angel Corporation
Destron Fearing Corporation is a subsidiary of Digital Angel Corporation (OTCBB: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel Corporation’s products are utilized around the world in such applications as pet identification, using its patented, FDA-approved implantable microchip; livestock identification and herd management using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for army, navy and air force applications worldwide. For further information please visit www.destronfearing.com and www.digitalangel.com.

Safe Harbor Statement
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations regarding the expected benefits of the technology and impact of the new orders on the Company’s financial results. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 31, 2011, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Important Additional Information will be Filed with the SEC
This press release may be deemed to be proxy solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Digital Angel Corporation will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC. Investors and stockholders of Digital Angel Corporation are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Digital Angel Corporation and the proposed transaction. The final proxy statement will be mailed to Digital Angel Corporation stockholders.
Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by Digital Angel Corporation with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Digital Angel Corporation by going to the SEC Filings website portion of Digital Angel Corporation’s website at www.digitalangel.com/sec.php.
Digital Angel Corporation and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Digital Angel Corporation stockholders in respect of the proposed transaction. Information about the directors and executive officers of Digital Angel Corporation and their respective interests in Digital Angel Corporation by security holdings or otherwise will be set forth in the proxy statement that will be filed by Digital Angel Corporation with the SEC. Stockholders may obtain additional information regarding the interests of Digital Angel Corporation and its directors and executive officers in the merger, which may be different than those of Digital Angel Corporation stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.
Contacts:
Todd Fromer / Rob Fink
212-896-1215 / 212-896-1206
digitalangel@kcsa.com